Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is dated as of October 29, 2007 (the “Effective Date”), by and among NASCENT WINE COMPANY, INC., a Nevada corporation (“Buyer”), each of the Persons set forth on Schedule A hereto (“Sellers”), and CORPORATE STOCK TRANSFER, INC. (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meaning set forth in the Stock Purchase Agreement (As defined below).

RECITALS

WHEREAS, Sellers, Buyer and Comercial Targa, S.A. de C.V. have entered into a Stock Purchase Agreement, dated as of October 29, 2007 (the “Stock Purchase Agreement”); and

WHEREAS, in accordance with the Stock Purchase Agreement, Buyer is depositing with the Escrow Agent the sum of $250,000 (the “Escrow Funds”), which sum shall be disbursed in accordance with the provisions of the Stock Purchase Agreement and this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in the Stock Purchase Agreement and herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Buyer, Sellers and Escrow Agent hereby agree as follows:

1.             Deposit of Cash.  Upon the Closing, Buyer will cause to be delivered to the Escrow Agent (i) this Agreement and (ii) the Escrow Funds by wire transfer of immediately available funds.

2.             Methods of Disposition of Escrow Funds.  The Escrow Agent will hold the Escrow Funds in its possession and will disburse such Escrow Funds, or a portion thereof, as follows:

(a)           Upon receipt of a duly executed certificate in substantially the form of Schedule I hereto (a “Certificate”), as directed in such Certificate.

(b)           With reference to claims for payment of Losses or for indemnification pursuant to the Stock Purchase Agreement, to Buyer as follows:

(i)            Buyer may at any time give written notice to Sellers and the Escrow Agent that Buyer is asserting one or more claims for indemnification or payment of Losses pursuant to the Stock Purchase Agreement (a “Notice of Claim”).  Each Notice of Claim shall include a description of the basis for such claim and an estimated dollar value of such claim, to the extent known.

(ii)           If, on or prior to the 30th calendar day following the date of delivery of a Notice of Claim, the Escrow Agent and Buyer shall not have received a written notice from Sellers of the type described below, then on the 31st day or the next succeeding business day, the Escrow Agent shall withdraw from the Escrow Funds and pay to Buyer an amount equal to the lesser of (i) the aggregate of the claims asserted in the Notice of Claim, or (ii) the balance of the Escrow Funds on the date of payment.  Any claim set forth in a Notice of Claim that is not specifically disputed in a written notice from Sellers shall be paid by the Escrow Agent even though a notice of dispute was given by Sellers with respect to other claims set forth in the Notice of Claim.

(iii)          Sellers may deliver to the Escrow Agent and Buyer, on or prior to the 30th calendar day following the date of delivery of a Notice of Claim, a written notice to the effect that Sellers dispute the fact or amount of any one or more of the claims asserted in the Notice of Claim.  If such notice of dispute from Sellers is delivered to the Escrow Agent and Buyer within such time period, then the Escrow Agent shall not disburse from the Escrow Funds the amount or amounts specifically disputed in the notice of dispute from Sellers, unless pursuant to or in accordance with: (x) a duly executed Certificate setting forth the amount of the Escrow Funds to be distributed to Buyer or Sellers, as the case may be, or (y) an Order (as defined in Section 6(k)).

(c)           To Sellers, in accordance with their Pro Rata Shares as directed pursuant to the written instructions of Sellers, as follows:

(i)            On the six month anniversary of the Closing Date, the amounts remaining, if any, of the Escrow Funds (plus any interest and earnings on such amount) less the amount necessary to cover all then outstanding Notices of Claim asserted by Buyer pursuant to the Stock Purchase Agreement, which reserved amount shall thereafter be distributed as described in Section 2(b).

3.             Execution of Certificate.  To the extent all or any portion of the Escrow Funds are required pursuant to the Stock Purchase Agreement to be delivered to either Buyer or Sellers, Buyer and Sellers agree to promptly (but in no event more than two (2) business days after such amount is determined) execute and deliver to the Escrow Agent a certificate as contemplated by Section 2 herein.

4.             Disputes.  If a dispute occurs between the parties hereto, then the Escrow Agent shall be entitled to take all actions provided for in Section 6(l) herein and thereupon be discharged from all further duties and liabilities under this Agreement.  The occurrence of any such dispute shall not deprive the Escrow Agent of its compensation earned prior thereto and the provisions of this Section 4 shall survive with respect thereto.

5.             Investments; Disposition of Income.  The Escrow Agent shall invest the Escrow Funds as directed in writing by Buyer and Sellers.  Any income received by the Escrow Agent from investments of the Escrow Funds pursuant to this Section 5 shall be added to the Escrow Funds and distributed as part of the Escrow Funds.

6.             Concerning the Escrow Agent.

(a)           The Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed pursuant to Section 5 herein.

(b)           This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Agreement against the Escrow Agent.  The Escrow Agent shall not be bound by the provisions of any other agreement among the parties hereto except this Agreement.

(c)           The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney’s fees and disbursements, arising out of and in connection with this Agreement.  Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any Escrow Funds held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Funds, or any loss of interest incident to any such delays.

(d)           The Escrow Agent shall be entitled to rely upon any arbitration award, order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof.  The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

(e)           The Escrow Agent may act pursuant to the reasonable advice of counsel with respect to any matter relating to this Agreement and, except for its own gross negligence or willful misconduct, the Escrow Agent shall not be liable for any action taken or omitted in accordance with such advice.

(f)            The Escrow Agent is serving as escrow holder only and has no interest in the Escrow Funds deposited hereunder.  Any payments of income from this Agreement shall be subject to withholding regulations then in force with respect to United States Taxes.  The parties hereto will provide the Escrow Agent with appropriate W-9 or other applicable forms for tax identification number certification or nonresident alien certifications.  This Section 6(f) and Section 6(c) herein shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

(g)           The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

(h)           The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i)            The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Funds to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.  The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto.  If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safekeep the Escrow Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or an Order.

(j)            The Escrow Agent shall have no responsibility for the contents of any writing of the court or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k)           In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Funds until the Escrow Agent shall have received (i) an order of a court of competent jurisdiction directing delivery of the Escrow Funds (an “Order”) or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Funds, in which event the Escrow Agent shall disburse the Escrow Funds in accordance with such Order or agreement.  The Escrow Agent shall act on such Order without further question.

(l)            Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

(i)            That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

(ii)           That it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court.  The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 6(c) above.  The right of the Escrow Agent to file such an interpleader action shall not alter the fact that the dispute shall be resolved by arbitration by the American Arbitration Association as provided in the Supply Agreement.

(m)          Buyer and Sellers agree to each pay 50% the Escrow Agent’s compensation for the services hereunder, which is an aggregate of $1,000 per year.  All reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel), shall be paid by Buyer.

(n)           No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional materials) which mentions the Escrow Agent’s name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.

7.             Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing.  All such notices shall be delivered personally, by facsimile, by email or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or email or one business day after delivery to the overnight courier for next business day delivery.  All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

If to Sellers:

c/o Comercial Targa, S.A. de C.V.
Blvd. Insurgentes 19801 Nave 4-A
Parque Industrial FIM-HER C.P.22216
Tijuana, B.C., Mexico

If to Buyer:

Nascent Wine Company, Inc.
2355 Paseo de Las Americas
San Diego, California 92154
Attention: Sandro Piancone, Chief Executive Officer
Telephone: (619) 661-0458
Facsimile: (619) 661-97345

with a copy (which shall not serve as notice) to:

Brownstein Hyatt Farber Schreck, P.C.
410 17th Street, Suite 2200
Denver, Colorado 80202
Attention: Adam J. Agron
Telephone: (303) 223-1100
Facsimile: (303) 223-1111

If to the Escrow Agent:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive, Suite 430
Denver, Colorado 80209
Attention: Carylyn Bell, President
Telephone: (303) 282-4800
Facsimile: (303) 777-2825

8.             Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by Buyer and Sellers.

9.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.           Governing Law; Severability.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without reference to the choice of law or conflicts of law principles thereof.  Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

11.           Assignment.  Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except by the express written agreement of the parties hereto.  Any purported assignment of this Agreement shall be null, void and of no effect.

12.           Termination.  This Agreement shall terminate upon the complete distribution of the Escrow Funds in accordance with the terms hereof.  If any Escrow Funds are subject to a dispute under Section 4 herein, this Agreement shall remain in full force and effect until such dispute is resolved in accordance with Section 4 herein.

13.           Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and permitted assigns.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first written above.

BUYER:

NASCENT WINE COMPANY, INC.

By:	/s/ Sandro Piancone
Sandro Piancone
Chief Executive Officer

SELLERS:

/s/ Julia Olavarri de Arana
Julia Olavarri de Arana

/s/ Luís I. Arana Olavarri
Luís I. Arana Olavarri

/s/ Juan Carlos Arana Olavarri
Juan Carlos Arana Olavarri

ESCROW AGENT:

CORPORATE STOCK TRANSFER, INC.

By:	/s/ Carylyn Bell
Carylyn Bell
President

SCHEDULE I

CERTIFICATE

Reference is hereby made to the Escrow Agreement (the “Escrow Agreement”), dated as of October 29, 2007, by and among Nascent Wine Company, Inc. (“Buyer”), each of the Persons set forth on the signature page hereto (“Sellers”), and Corporate Stock Transfer, Inc. (the “Escrow Agent”).  Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Escrow Agreement.

1.             Buyer and Sellers acknowledge and agree that Escrow Funds shall be released to [Buyer / Seller] pursuant to Section [2(a) or (b)] of the Escrow Agreement; and

2.             Accordingly, Buyer and Seller hereby instruct the Escrow Agent to disburse [$            ] of the Escrow Funds to [Buyer / Seller] as follows:

[Add Buyer’s or Seller’s wire transfer instructions]

[Remainder of page intentionally left blank; signature page to follow]

                IN WITNESS WHEREOF, Buyer and Seller have executed this certificate as of                     , 200    .

BUYER:

NASCENT WINE COMPANY, INC.

By:
Name:	Sandro Piancone
Title:	Chief Executive Officer

SELLERS:

Julia Olavarri de Arana

Luís I. Arana Olavarri

Juan Carlos Arana Olavarri